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                                                                      Exhibit 13

                                                     UNIMED PHARMACEUTICALS,
                                                     INC.
                                                     2150 East Lake Cook Road
                                                     Buffalo Grove, IL
                                                     60089-1862
                                                     847-541-2525
UNIMED LOGO                                          Fax 847-541-2569

CONTACTS:
AT UNIMED:
David E. Riggs
Senior Vice President/CFO

(847) 541-2525

                                                     AT EDELMAN WORLDWIDE:

                                                     Marissa Weber (media)

                                                     312-240-2841

                                                     Alexa Auerbach (analysts)

                                                     312-240-2699

                   UNIMED ANNOUNCES INTENTION TO BE ACQUIRED

BUFFALO GROVE, IL, MAY 28, 1999 - UNIMED PHARMACEUTICALS, INC. (NASDAQ: UMED) today announced that it is actively engaged in negotiations with an unnamed third party for the sale of the all of the outstanding shares of stock of the company.

Unimed has engaged the firm of Hambrecht & Quist LLC to assist with the transaction.

Unimed Pharmaceuticals is an emerging, Chicago-area pharmaceutical company that develops and markets life-enhancing pharmaceutical products to address unmet medical needs in patients with chronic illnesses. The company focuses on drugs that have multiple indications and fall within the therapeutic areas of endocrinology, urology, HIV and other infectious diseases, hematology and oncology.

To the extent that any statements made in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside of Unimed's control and are subject to various risk factors that could cause Unimed's results to differ materially from those expressed in any forward-looking statement. The risk factors are described in Unimed's Form 10-K and 10-Q as filed with the SEC and include, without limitation, the inherent risk of competition in the marketplace, clinical outcomes in drug development programs, regulatory risks and risks related to proprietary rights and market acceptance.